EXHIBIT 99.1

Community Bancshares, Inc.		Marion County Bancshares
68149 Main Street		341 Military Street
Blountsville, Alabama 35031		Hamilton, Alabama 35570
Contact:	John W. Brothers	Contact:	Austin H. Adkins
	Chief Operating Officer		Chief Executive Officer
	(205) 429-1005		(205) 921-7435

COMMUNITY BANCSHARES AND MARION COUNTY BANCSHARES ANNOUNCE

AGREEMENT REGARDING BRANCH IN DOUBLE SPRINGS, ALABAMA

BLOUNTSVILLE, AL – (August 4, 2005) - Community Bancshares, Inc. (OTC: COMB), headquartered in Blountsville, Alabama, and Marion County Bancshares, headquartered in Hamilton, Alabama, today jointly announced that Community Bank, a wholly owned commercial banking subsidiary of Community Bancshares, entered into an Acquisition Agreement, dated as of August 4, 2005 (the “Agreement”), with First National Bank, a wholly owned national bank subsidiary of Marion County Bancshares, pursuant to which First National Bank will purchase certain assets and liabilities of Community Bank’s branch office in Double Springs, Alabama.

Under the terms of the Agreement, First National Bank will acquire all fixed assets and certain loans of the branch, and will assume all of the branch’s deposit liabilities. The transaction is expected to result in a gain to Community Bank.

The transaction, which is subject to regulatory approval and other conditions, is anticipated to be completed in the third or fourth quarter of 2005.

Community Bancshares’ Chairman and Chief Executive Officer, Pat Frawley, stated, “This branch sale is consistent with our strategy of divesting our offices in lower growth market areas and redeploying those assets into higher growth areas. We are confident that First National Bank will serve the banking needs of our customers in Double Springs, and we wish them well.”

Marion County Bancshares’ President and Chief Executive Officer, Austin Adkins, stated, “First National Bank welcomes the opportunity to come to Double Springs. Our banking services include very competitive checking and savings accounts, internet banking, cash management, and consumer and commercial lending. FNB Financial Services, a subsidiary of First National Bank, will offer investment and life insurance products. We have offices located in Haleyville, Lynn, Carbon Hill, Berry, Parrish, Hamilton, Sulligent and Detroit with assets of $225 million.”

About Community Bancshares, Inc.

Community Bank, the principal subsidiary of Community Bancshares, Inc., headquartered in Blountsville, Alabama, had total assets at June 30, 2005 of approximately $530 million and operates 18 banking offices in Alabama providing a full line of financial services to individual and corporate customers. In addition, the Bank operates a consumer finance company with 15 offices in North Alabama, a full-service insurance agency based in Huntsville, Alabama and a mortgage division based in Hartselle, Alabama.

Cautionary Notice Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements related to expectations regarding: consummation of the sale of Community Bank’s Double Springs office to First National Bank; the anticipated income from the sale; Community Bancshares’ ability to successfully and efficiently employ the proceeds from the sale; and Community Bancshares’ ability to integrate the sale into its existing strategy, including the expansion into new, higher growth market areas. These forward-looking statements are based on information presently available to Community Bancshares’ management and are subject to various risks and uncertainties, including, without limitation, the ability of both parties to the transaction to satisfy all conditions to closing, the amount of deposit and loan runoff at the Double Springs branch prior to the closing of the sale, Community Bancshares’ ability to continue to develop, implement and modify, as appropriate, its business strategies, and other factors and other information discussed in any of Community Bancshares’ current, periodic and other reports and documents filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934. These forward-looking statements speak only as of the date hereof, and Community Bancshares does not undertake, and expressly disclaims, any obligation to update these forward-looking statements.